      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1998
                                    Registration Nos. 333-55959 and 333-55959-01
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             KEYCORP                                                         KEYCORP CAPITAL I

(Exact name of registrant as specified in its charter)                  (Exact name of registrant as specified in its charter)
                              OHIO                                                             DELAWARE
(State of other jurisdiction of incorporation or organization)      (State of other jurisdiction of incorporation or organization)
                           34-6542451                                                         34-1866860
(I.R.S. Employer Identification No.)                                             (I.R.S. Employer Identification No.)
                                                                                             C/O KEYCORP
                        127 PUBLIC SQUARE                                                 127 PUBLIC SQUARE
                    CLEVELAND, OHIO 44114-1306                                        CLEVELAND, OHIO 44114-1306
                          (216) 689-6300                                                    (216) 689-6300
(Address, including zip code, and telephone number,                 (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)  including area code, of registrant's principal executive offices)


                             ----------------------

                             DANIEL R. STOLZER, ESQ.
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                     KEYCORP
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
  CAROLYN E. CHEVERINE, ESQ.                         MITCHELL S. EITEL, ESQ.
VICE PRESIDENT & SENIOR COUNSEL                       SULLIVAN & CROMWELL
 KEYBANK NATIONAL ASSOCIATION                           125 BROAD STREET
     127 PUBLIC SQUARE                               NEW YORK, NEW YORK 10004
 CLEVELAND, OHIO 44114-1306                              (212) 558-4000
     (216) 689-6300
                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.     [  ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
           TITLE OF EACH CLASS OF             AMOUNT TO        PROPOSED MAXIMUM            PROPOSED MAXIMUM         AMOUNT OF
        SECURITIES TO BE REGISTERED        BE REGISTERED  OFFERING PRICE PER UNIT(1) AGGREGATE OFFERING PRICE(1) REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest
    Debentures of KeyCorp (3) (4)........    $250,000,000           $1,000                    $250,000,000               N/A
------------------------------------------------------------------------------------------------------------------------------------
Capital Securities of KeyCorp Capital I..       250,000             $1,000                    $250,000,000             $73,750
------------------------------------------------------------------------------------------------------------------------------------
KeyCorp Guarantee with respect to
    Capital Securities (5) ..............        N/A                  N/A                        N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------
Total....................................    $250,000,000            100%                    $250,000,000(4)           $73,750
====================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

(2) A fee of $295 was previously paid in connection with the filing of this Registration Statement on June 2, 1998. The remaining fee of $73,455 is paid herewith.


(3) The Junior Subordinated Deferrable Interest Debentures will be purchased by KeyCorp Capital I with the proceeds of the sale of the Capital Securities.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of KeyCorp, the rights of holders of Junior Subordinated Deferrable Interest Debentures of KeyCorp under the Indenture, the rights of holders of Capital Securities of KeyCorp Capital I under the Trust Agreement, the rights of holders of the Capital Securities under the Guarantee of KeyCorp and the Expense Agreement to be entered into by KeyCorp, which taken together, fully irrevocably and unconditionally guarantee all of the obligations of KeyCorp Capital I under the Capital Securities. No separate consideration will be received for the KeyCorp Guarantee.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the Capital Securities.



--------------------------------------------------------------------------------
      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  $250,000,000

                                KeyCorp Capital I
                        Floating Rate Capital Securities

                (Liquidation Amount $1,000 per Capital Security)
          Fully and unconditionally guaranteed, as described herein, by

                                     KeyCorp

The Floating Rate Capital Securities (the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of KeyCorp Capital I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). KeyCorp, an Ohio corporation ("KeyCorp" or the "Corporation"), will be the holder of all the beneficial interests represented by the common securities of the Issuer Trust (the "Common Securities" and together with the Capital Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by KeyCorp. The Junior Subordinated Debentures will mature on June ___, 2028 (such date, the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise.


                                                        (continued on next page)
                      ------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

                      ------------------------------------

        THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
            AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
             INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                      ------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------


                                                                       Proceeds to
                                  Price to           Underwriting     Issuer Trust
                                 Public (1)         Commission (2)     (1) (3) (4)
                                 ----------         --------------     -----------
Per Capital Security               $1,000                (3)             $1,000
Total                           $250,000,000             (3)          $250,000,000
                             ------------------

--------------------------

(1)  Plus accumulated Distributions, if any, from June ___, 1998.

(2) KeyCorp and the Issuer Trust have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, KeyCorp has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $____ per Capital Security (or $______ in the aggregate). See "Underwriting".
(4) Expenses of the offering to be paid by KeyCorp are estimated to be $306,750. See "Underwriting".
                      ------------------------------------



      The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") in New York, New York on or about June ___, 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
           KEY CAPITAL MARKETS, INC.
                      J.P. MORGAN & CO.
                                MORGAN STANLEY DEAN WITTER
                                           SALOMON SMITH BARNEY
                                           --------------------



                 The date of this Prospectus is June ___, 1998.


(cover page continued)

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

      Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of initial issuance of the Capital Securities, and payable semi-annually in arrears on _______ and ___________ of each year, commencing _______, 1998, in respect of the Liquidation Amount of $1,000 per Capital Security at a rate per annum equal to 3-Month LIBOR (as defined herein) plus a margin of 0.__% (the "Distribution Rate"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the Distribution Rate, compounded semi-annually, from the relevant payment date and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

      The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement--Full and Unconditional Guarantee". The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein. See "Description of Guarantee". If the Corporation does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities". The obligations of the Corporation under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation.

      The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after ___________, 2008, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The Corporation has committed to the Federal Reserve Bank of Cleveland (the "Reserve Bank") that the Corporation will not exercise its rights to cause redemption of the Junior Subordinated Debentures or the Capital Securities (prior to the Stated Maturity) without having received the prior approval of the Board of

Governors of the Federal Reserve System (the "Federal Reserve") to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption".

      The Corporation, as the holder of the outstanding Common Securities, has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Reserve Bank that, so long as the Corporation is a holder of Common Securities, the Corporation will not so dissolve the Issuer Trust without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Risk Factors--Exchange of Capital Securities for Junior Subordinated Debentures" and "Description of Capital Securities--Liquidation Distribution upon Termination".

      The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Corporation. As of March 31, 1998, the Corporation had approximately $1.14 billion of aggregate principal amount of Senior Indebtedness outstanding. See "Description of Junior Subordinated
Debentures--Subordination".

      In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust in accordance with applicable law and subject to the Expense Agreement, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Capital Securities--Liquidation Distribution upon Termination".


      If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Issuer Trust, the Corporation will use its best efforts to include the Junior Subordinated Debentures on such stock exchanges or other automated quotation systems, if any, on which the Capital Securities are then listed or traded.


      The Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Capital Securities--Book Entry Issuance".

      Key Capital Markets, Inc. is a wholly owned subsidiary of the Corporation and an affiliate of the Issuer Trust and may be participating in the distribution of the Capital Securities. This Prospectus may be used by Key Capital Markets, Inc., an affiliate of the Corporation, in connection with offers and sales related to market-making transactions in the Capital Securities effected from time to time after the commencement of the offering to which this Prospectus relates. Key Capital Markets, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


(cover page continued)

                              ---------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The following documents (the "Incorporated Documents"), which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Prospectus:


     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and


     3. The Corporation's Current Reports on Form 8-K filed on January 21, 1998, March 6, 1998, April 17, 1998 and June 15, 1998.


      All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of the filing of such documents. The Corporation will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the text of such documents). Requests should be directed to KeyCorp, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Investor Relations, telephone
(216) 689-6300.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION


      This Prospectus (including information incorporated by reference herein) contains forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Statements pertaining to future periods are subject to uncertainty because of the possibility of changes in underlying factors and assumptions. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economic scenario from the current anticipated scenario that could materially change anticipated credit quality trends and the ability to generate loans; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; unforeseen business risks related to Year 2000 computer systems issues; and significant changes in accounting, tax or regulatory practices or requirements.

                              AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports (including the Incorporated Documents), proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material (including the Incorporated Documents) can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material (including the Incorporated Documents) may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports (including the Incorporated Documents), proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Corporation and the Issuer Trust have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus omits, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to the Corporation, the Issuer Trust and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.


      No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Corporation and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See "KeyCorp Capital I," "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee". In addition, the Corporation does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.

                                     SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. As used herein, (i) the "Indenture" means the Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are to be issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (the "Administrative Trustees"); and, collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Issuer Trust, and (iii) the "Guarantee" means the Guarantee Agreement, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of holders of Capital Securities. See "Risk Factors" for a discussion of certain information prospective investors should carefully review in connection with an investment in the securities offered hereby.



                                     KEYCORP


GENERAL

      The Corporation, incorporated in 1958 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is headquartered in Cleveland, Ohio, and is engaged primarily in the business of commercial and retail banking. At March 31, 1998, it was one of the largest bank holding companies in the United States with consolidated total assets of approximately $73.2 billion. The Corporation and its subsidiaries (collectively, "Key") provide a wide range of banking, equipment leasing, fiduciary and other financial services to their corporate, individual and institutional customers through four lines of business: Key Corporate Capital, Key Consumer Finance, Key Community Bank and Key Capital Partners. These services are provided across much of the country through subsidiaries operating more than 1,000 full-service banking offices in 13 states (Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington), a 24-hour telephone banking call center services group and more than 2,200 automated teller machines ("ATMs") as of March 31, 1998. At March 31, 1998, KeyCorp and its subsidiaries had approximately 24,650 full-time equivalent employees.

      In addition to the customary banking services of accepting deposits and making loans, the bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, the Corporation provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans (i.e., multiemployer trust funds established for providing pension, vacation, or other benefits to employees that are established in accordance with applicable law), foundations and endowments, and high net worth individuals. In addition, investment management subsidiaries serve as investment advisers to the proprietary mutual funds offered by other affiliates.

      The Corporation provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. Key is an equity participant in joint ventures with a number of other unaffiliated companies in Electronic Payment Services, Inc., which operates ATMs throughout the country, Integrion Financial Network, L.L.C., which is building a platform for electronic banking, and Key Merchant Services, L.L.C., which provides merchant services to businesses. See "KeyCorp".


RECENT DEVELOPMENTS


      On June 15, 1998, the Corporation announced that it had entered into a merger agreement to acquire McDonald & Company Investments, Inc. ("McDonald"), a full-service investment banking and securities brokerage firm based in Cleveland, Ohio. Under the terms of the merger agreement, subject to adjustment under certain circumstances, the Corporation will issue, in exchange for each McDonald common share, the Corporation's common shares in a number equal to $35.00 divided by the average closing price per common share of the Corporation over a 10-day period ending shortly prior to the closing. Based on 18,665,000 shares of McDonald common stock outstanding as of June 15, 1998 and a $36.875 per share closing price of the Corporation's common shares on June 12, 1998, the Corporation would be required to issue approximately 17,716,000 common shares as consideration to McDonald shareholders. The transaction, which remains subject to the approval of McDonald shareholders, as well as regulatory approval and other conditions to closing, is currently expected to close during the fourth quarter of 1998.


                                KEYCORP CAPITAL I


      The Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) a Trust Agreement executed by the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustee named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 2, 1998. The Issuer Trust's business and affairs are conducted by its trustees: Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee and two individual Administrative Trustees who are employees of or officers of or affiliated with the Corporation. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.
See "KeyCorp Capital I".




                                                   THE OFFERING

Securities Offered                          $250,000,000 aggregate Liquidation
                                            Amount of Floating Rate Capital
                                            Securities (Liquidation Amount
                                            $1,000 per Capital Security).

Offering Price                              $1,000 per Capital Security, plus
                                            accumulated Distributions, if
                                            any, from the date of initial
                                            issuance.

Distribution Rate                           Floating rate per annum determined
                                            by reference to the three-month
                                            London interbank offered rate
                                            ("LIBOR") plus a margin of ___%.
                                            See "Description of Capital
                                            Securities--Distributions".

Distribution Dates                           _______ and ___________ of each
                                             year, commencing _______, 1998.


Extension Periods                            Distributions on Capital Securities
                                             may be deferred for the duration of
                                             any Extension Period elected by the
                                             Corporation with respect to the
                                             payment of interest on the Junior
                                             Subordinated Debentures. No
                                             Extension Period will exceed 10
                                             consecutive semi-annual periods or
                                             extend beyond the Stated Maturity
                                             of the Junior Subordinated
                                             Debentures June __, 2028. See
                                             "Description of Junior Subordinated
                                             Debentures--Option to Extend
                                             Interest Payment Period" and
                                             "Certain Federal Income Tax
                                             Consequences--Interest Income and
                                             Original Issue Discount".

Ranking The Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities--Subordination of Common Securities. " The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined herein). See "Description of Junior
                                             Subordinated Debentures. " The
                                             Guarantee will constitute an
                                             unsecured obligation of the
                                             Corporation and will rank
                                             subordinate and junior in right of
                                             payment to the extent and in the
                                             manner set forth in the Guarantee
                                             to all Senior Indebtedness. See
                                             "Description of Guarantee".

Redemption                                   The Trust Securities are subject to
                                             mandatory redemption in whole but
                                             not in part (i) at the Stated
                                             Maturity upon repayment of the
                                             Junior Subordinated Debentures,
                                             (ii) contemporaneously with the
                                             optional redemption at any time by
                                             the Corporation of the Junior
                                             Subordinated Debentures upon the
                                             occurrence and continuation of a
                                             Tax Event or Capital Treatment
                                             Event and (iii) at any time on or
                                             after ___________, 2008,
                                             contemporaneously with the optional
                                             redemption by the Corporation of
                                             the Junior Subordinated Debentures,
                                             in each case at the applicable
                                             Redemption Price. See "Description
                                             of Capital Securities--
                                             Redemption".

Use of Proceeds                              All the proceeds to the Issuer
                                             Trust from the sale of the Capital
                                             Securities will be invested by the
                                             Issuer Trust in the Junior
                                             Subordinated Debentures. The net
                                             proceeds to the Corporation from
                                             the sale of the Junior Subordinated
                                             Debentures will be used by the
                                             Corporation for general corporate
                                             purposes, which may include
                                             investments in, or extensions of
                                             credit to, the Corporation's
                                             subsidiaries, repurchases or
                                             redemptions of capital stock of the
                                             Corporation and financing possible
                                             future acquisitions including,
                                             without limitation, the acquisition
                                             of banking and nonbanking companies
                                             and financial assets and
                                             liabilities. Specific allocations
                                             of the proceeds to such purposes
                                             have not been
                                             made, although management has
                                             determined that funds should be
                                             borrowed at this time. The precise
                                             amount and timing of such
                                             investments in, or extensions of
                                             credit to, subsidiaries will depend
                                             on the subsidiaries' funding
                                             requirements and the availability
                                             of other funds. Pending such
                                             applications, such net proceeds may
                                             be temporarily invested or applied
                                             to the reduction of short-term
                                             indebtedness. See "Use of
                                             Proceeds".



      For additional information regarding the Capital Securities, see "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "The Expense Agreement," "Relationship among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement," and "Certain Federal Income Tax Consequences".

                                  RISK FACTORS

      Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, because holders of the Capital Securities may receive Junior Subordinated Debentures in exchange therefor upon liquidation of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES


      The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Substantially all of the Corporation's existing indebted ness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its banking and nonbanking subsidiaries, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures and Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures and the Guarantee. See "KeyCorp". Substantially all of the Corporation's existing indebtedness is Senior Indebtedness, other than $750 million aggregate principal amount of the Corporation's 7.826% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 4, 1996 (the "7.826% Junior Subordinated Debentures"), the Corporation's 8.25% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 30, 1996 (the 8.25% Junior Subordinated Debentures") and the Corporation's 6.625% Debentures, Series A issued to a subsidiary trust on May 30, 1997 (the "CAPS Debentures"). None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination".


      The ability of the Issuer Trust to pay amounts due on the Capital Securities is entirely dependent upon the Corporation's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES


      So long as no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated

Debentures--Option to Extend Interest Payment Period". As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the Distribution Rate per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, subject to certain exceptions described herein.

      Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the Distribution Rate, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period".


      Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities".

      The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

      Upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, the Corporation has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Description of Capital Securities--Redemption"), together with accumulated Distributions to but excluding the date fixed for redemption. The Corporation has committed to the Reserve Bank that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

           A "Tax Event" means the receipt by the Corporation and the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Corporation or the Issuer Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the Issue Date, there is more than an insubstantial risk that:
(i) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "--Possible Tax Law Changes Affecting the Capital Securities".

      A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of applicable Federal Reserve capital guidelines, as then in effect.
See "Capitalization".

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

      The Corporation will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust in accordance with applicable law and the Expense Agreement, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Reserve Bank that, so long as the Corporation or any affiliate is a holder of Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital Securities--Liquidation Distribution upon Termination" and "The Expense Agreement".


      Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be classified as an association taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust should not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust could be a taxable event to the Issuer Trust and the holders of the Capital

Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Securityholders".

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

      Upon the occurrence of a Tax Event or a Capital Treatment Event, the Corporation in certain circumstances will have the right to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than ____________ and thereby to cause the Capital Securities to be redeemed on such earlier date. See "Description of Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event".

MARKET PRICES

      There can be no assurance as to the market prices for Capital Securities or for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.
See "Description of Junior Subordinated Debentures".

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION

      Bankers Trust Company will act as the Guarantee Trustee for purposes of compliance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures". The Guarantee will be qualified as an indenture under the Trust Indenture Act.

      The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantee". The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

      Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Trust Agreement or to ensure that the Issuer Trust will not be classified for United States federal income tax purposes as an association subject to taxation as a corporation or will be classified as a grantor trust. See "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees".


TRADING CHARACTERISTICS OF CAPITAL SECURITIES

      The Capital Securities have not been listed on a national securities exchange or the NASDAQ Stock Market. The absence of such a listing for the Capital Securities could adversely affect the liquidity of the Capital Securities.

      The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Capital Securities that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer Trust for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Capital Securities disposed of. Such a holder will recognize a capital loss to the extent the amount realized on the sale (less any amount that is treated as a payment of accrued interest required to be included in income) is less than its adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Capital Securities".


POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

      Prospective investors should be aware that Enron Corporation has filed a petition with the United States Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption". Prospective investors should also be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures or the Corporation. Such changes could also give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities.

                                     KEYCORP

OVERVIEW

      The Corporation, incorporated in 1958 under the laws of the State of Ohio and registered under the BHCA, is headquartered in Cleveland, Ohio, and is engaged primarily in the business of commercial and retail banking. At March 31, 1998, it was one of the largest bank holding companies in the United States with consolidated total assets of approximately $73.2 billion. Its subsidiaries provide a wide range of banking, equipment leasing, fiduciary and other financial services to its corporate, individual and institutional customers through four lines of business: Key Corporate Capital, Key Consumer Finance, Key Community Bank and Key Capital Partners. These services are provided across much of the country through subsidiaries operating more than 1,000 full-service banking offices in 13 states (Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington), a 24-hour telephone banking call center services group and more than 2,200 ATMs as of March 31, 1998. At March 31, 1998, KeyCorp and its subsidiaries had approximately 24,650 full-time equivalent employees.

      The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. Accordingly, the rights of the Corporation, its security holders and its creditors to participate in any distribution of the assets or earnings of its banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of such banking and other subsidiaries, except to the extent that claims of the Corporation in its capacity as a creditor of such banking and other subsidiaries may be recognized. The principal executive office of the Corporation is 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

SUBSIDIARIES

      The Corporation's largest banking subsidiaries are KeyBank National Association, headquartered in Cleveland, Ohio (the 14th largest bank in the United States at December 31, 1997, based on asset size), with $69.2 billion in total assets and 1,000 full-service banking offices in Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New York, Ohio, Oregon, Utah, Vermont and Washington at March 31, 1998; and Key Bank USA, National Association, headquartered in Cleveland, Ohio, with total assets of approximately $3.6 billion at March 31, 1998, which is involved in consumer loan activities. In addition, the Corporation operates a bank subsidiary in New Hampshire.

      In addition to the customary banking services of accepting deposits and making loans, the Corporation's bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, the Corporation provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans (i.e., multiemployer trust funds providing pension, vacation, or other benefits to employees that are established in accordance with applicable law), foundations and endowments, and high net worth individuals. In addition, investment management subsidiaries serve as investment advisers to the proprietary mutual funds offered by other affiliates.

      A description of each of Key's major lines of business as of March 31, 1998, is as follows:

      Key Corporate Capital. Key offers a complete range of financing, transaction processing and financial advisory services to corporations throughout the country through its Corporate Capital unit. It also operates one of the largest bank-affiliated equipment leasing companies with operations conducted both domestically and throughout Europe and Asia. Corporate Capital's business units are organized around specialized industry client segments, inclusive of healthcare, media/telecommunications, structured finance and commercial real estate. In serving these targeted segments, Key Corporate Capital provides a number of specialized services including international banking, corporate finance advisory services, investment banking and capital markets products, and 401(k) and trust custody products. Key is also one of the leading cash management providers in the country.

      Key Consumer Finance. Key Consumer Finance is responsible for Key's indirect, non-branch-based consumer loan and deposit products. This line of business specializes in credit cards, automobile loans and leases, marine and recreational vehicle loans, education loans, home equity loans and branchless deposit-generating activities. As of December 31, 1997, based on the volume of loans generated, Key Consumer Finance was the third largest education lender in the nation, was one of the leading providers of financing for consumer purchases of marine and recreational vehicles and ranked in the top ten in retail automobile financing.

      Key Community Bank. Key Community Bank is responsible for delivering a complete line of branch-based retail financial products and services to small businesses and consumers, addressing the more complex, diverse needs of the affluent client segment and maximizing relationship management in the commercial banking and public sector businesses. The delivery of these products and services is accomplished through 1,006 KeyCenters, a 24-hour telephone banking call center services group, more than 2,200 ATMs that access 14 different networks and comprise one of the largest ATM networks in the United States, and a core team of relationship management professionals.

      Key Capital Partners. Key Capital Partners was formed at the end of 1997 to provide clients with asset management, investment banking and capital markets, insurance and brokerage expertise and is expected to play a major role in developing fee income through its broad range of investment choices and customized products. Leveraging Key's corporate and community banking distribution channels and client relationships will be an essential factor in ensuring Key Capital Partner's future growth and success.

      The Corporation provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. Key is also an equity participant in joint ventures with a number of other unaffiliated companies in Electronic Payment Services, Inc., which operates ATMs throughout the country, Integrion Financial Network, L.L.C., which is building a platform for electronic banking, and Key Merchant Services, L.L.C., which provides merchant services to businesses.

RECENT DEVELOPMENTS


      On June 15, 1998, the Corporation announced that it had entered into a merger agreement to acquire McDonald, a full-service investment banking and securities brokerage firm based in Cleveland, Ohio. Under the terms of the merger agreement, subject to adjustment under certain circumstances, the Corporation will issue, in exchange for each McDonald common share, the Corporation's common shares in a number equal to $35.00 divided by the average closing price per common share of the Corporation over a 10-day period ending shortly prior to the closing. Based on 18,665,000 shares of McDonald common stock outstanding as of June 15, 1998 and a $36.875 per share closing price of the Corporation's common shares on June 12, 1998, the Corporation would be required to issue approximately 17,716,000 common shares as consideration to McDonald shareholders. The transaction, which remains subject to the approval of McDonald shareholders, as well as regulatory approval and other conditions to closing, is currently expected to close during the fourth quarter of 1998.


YEAR 2000

      The Year 2000 issue pertains to the potential problems that may arise by having in place computer systems that were originally programmed to identify the year using two digits rather than four digits. Accordingly, these systems will not be able to distinguish the year 1900 from 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems. In addition, financial institutions may experience increases in problem loans and credit losses in the event that borrowers fail to properly respond to this issue. Various systems could be affected ranging from complex computer systems to telephone systems, ATMs and elevators.


      To address this issue, in 1995, Key developed a comprehensive plan, including the formation of a team consisting of internal resources and third-party experts. Key prioritized the various systems (including those maintained by its business partners and suppliers) that could be affected by the Year 2000 issue, and efforts to ensure compliance of core systems deemed critical to Key have been accelerated. The cost of the project (currently estimated to be $40 million) and timing of its implementation are based on management's best estimates, which were derived using numerous assumptions about future events, including the continued availability of certain resources and other factors. Key is monitoring the efforts of its business partners and suppliers involved in addressing the potential problem and expects to complete substantially all of the necessary work by the end of 1998, allowing 1999 as a year of final testing and refinement. As of March 31, 1998, compliance efforts had been completed for approximately 29% of the core systems identified. Key believes the efforts described above will ensure its systems are adequately prepared for the Year 2000. See "Cautionary Statement Regarding Forward-Looking Information".


SUPERVISION AND REGULATION

      As a bank holding company, the Corporation is subject to regulation, supervision and examination of the Federal Reserve under the BHCA. For a discussion of certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and certain specific information relevant to the Corporation, reference is made to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 incorporated by reference in the Registration Statement of which this Prospectus forms a part. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

      The earnings of the Corporation also are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve, the Office of the Comptroller of the Currency, which is the principal regulator of the Corporation's bank subsidiaries, and the Federal Deposit Insurance Corporation (the "FDIC"), which insures (up to applicable limits) the deposits of all of the Corporation's full-service banking subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.

      Depository institutions such as the bank subsidiaries of the Corporation are also affected by various federal laws, including those relating to consumer protection and similar matters. The Corporation also has other financial services subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve, as well as other applicable state and federal regulatory agencies. For example, the Corporation's brokerage and asset management subsidiaries are subject to supervision and regulation by the Commission, the National Association of Securities Dealers, Inc. and state securities regulators, and the Corporation's insurance subsidiaries are subject to regulation by the insurance regulatory authorities of the various states. Other nonbank subsidiaries of the Corporation are subject to other laws and regulations of both the federal government and the various states in which they are authorized to do business.


                                KEYCORP CAPITAL I


      The Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement between the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustee named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 2, 1998. The Issuer Trust's business and affairs are conducted by its trustees: initially Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee. In addition, two individuals who are employees or officers of or affiliated with Corporation, as the holder of a majority of the Common Securities, will act as the "Administrative Trustees". The Administrative Trustees will be selected by the holders of the Common Securities. See "Description of Capital Securities--Miscellaneous". The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

      All of the Common Securities will be initially owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement arising as a result of any failure by the Corporation to pay any amounts in respect of Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is 127 Public Square, Cleveland, Ohio 44144-1306, Attention: Office of the Secretary, and its telephone number is (216) 689-6300.


      It is anticipated that the Issuer Trust will not be subject to the reporting requirements of the Exchange Act.


                  SELECTED CONSOLIDATED KEYCORP FINANCIAL DATA

      The following table presents summary consolidated financial data for each of the years in the five-year period ended December 31, 1997, which has been derived from, and should be read in conjunction with, the audited consolidated financial statements, notes thereto and other information pertaining to the Corporation included in the Incorporated Documents incorporated by reference in this Prospectus. This summary is qualified in its entirety by the detailed information included therein. See "Incorporation of Certain Documents by Reference". The data presented for the three-month periods ended March 31, 1998 and March 31, 1997, are not necessarily indicative of the data for the entire year and have been derived from unaudited consolidated financial statements of the Corporation. These financial statements include, in the opinion of management, all adjustments of a normal recurring nature and disclosures which are necessary to present fairly the data for such interim periods. The comparability of the data presented is affected by certain acquisitions and divestitures that Key has completed in the time periods presented. All relevant common share amounts and per common share data have been adjusted for the two-for-one stock split announced on January 15, 1998, effected by means of a 100% stock dividend payable March 6, 1998, to shareholders of record as of February 18, 1998.


                                              THREE MONTHS
                                                  ENDED
                                                MARCH 31,                  YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------

                                          1998          1997       1997       1996     1995      1994      1993
                                          ----          ----       ----       ----     ----      ----      ----
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

FOR THE PERIOD
  Interest income                        $1,327       $1,255    $ 5,262    $ 4,951   $ 5,121  $ 4,490   $ 4,214
  Interest expense                          663          566      2,468      2,234     2,485    1,797     1,535
  Net interest income                       664          689      2,794      2,717     2,636    2,693     2,679
  Provision for loan losses                  77           67        320        197       100      125       212
  Noninterest income                        356          259      1,306      1,087       933      883     1,002
  Noninterest expense                       600          575      2,435      2,464     2,312    2,168     2,385
  Income before income taxes
    and extraordinary item                  343          306      1,345      1,143     1,157    1,283     1,084
  Income before extraordinary item          235          212        919        783       789      853       710
  Net income                                235          212        919        783       825      853       710
  Net income applicable to
    Common Shares                           235          212        919        775       809      837       692
PER COMMON SHARE
  Income before extraordinary item     $    .53     $    .48   $   2.09   $   1.69  $   1.65 $   1.72  $   1.44
  Net income                                .53          .48       2.09       1.69      1.73     1.72      1.44
  Net income-assuming dilution              .53          .47       2.07       1.67      1.71     1.70      1.43
  Cash dividends                           .235          .21        .84        .76       .72      .64       .56
  Book value at period end                12.15        10.64      11.83      10.92     10.68     9.44      8.76
  Weighted average Common
  Shares (000)                          438,589      443,340    439,042    459,810   469,574  486,134   479,550
  Weighted average Common
     Shares and potential
    Common Shares(000)                  444,836      448,558    444,544    464,282   472,882  490,932   483,158
AT PERIOD END
  Loans                                 $54,900      $49,724    $53,380    $49,235   $48,332  $46,579   $41,396

  Earning assets                         64,368       59,825     64,246     59,260    58,762   60,047    54,353
  Total assets                           73,198       67,893     73,699     67,621    66,339   66,801    59,634
  Deposits                               41,661       44,239     45,073     45,317    47,282   48,564    46,499
  Long-term debt                          9,041        4,774      7,446      4,213     4,003    3,570     1,764
  Common shareholders' equity             5,338        4,674      5,181      4,881     4,993    4,530     4,225
  Total shareholders' equity              5,338        4,674      5,181      4,881     5,153    4,690     4,385
PERFORMANCE RATIOS
  Return on average total assets           1.32%        1.30%      1.33%      1.21%     1.24%    1.36%     1.24%
  Return on average common equity         18.25        18.07      18.89      15.73     17.35    18.87     17.27
  Return on average total equity          18.25        18.07      18.89      15.64     17.10    18.56     16.95
  Efficiency(1)                           57.39        58.92      57.50      60.84     63.03    59.39     60.50
  Overhead(2)                             35.36        43.71      39.64      45.46     49.66    46.14     46.85
  Net interest margin(TE)                  4.23         4.75       4.62       4.78      4.47     4.83      5.31
CAPITAL RATIOS AT PERIOD END
  Equity to assets(3)                      7.98%        7.62%      7.71%      7.96%     7.77%    7.03%     7.37%
  Tangible equity to tangible assets(3)    6.51         6.32       6.21       6.63      6.25     6.19      6.51
  Tier 1 risk-adjusted capital(4)          6.81         7.47       6.65       7.98      7.53     8.48      8.73
  Total risk-adjusted capital(5)          11.38        12.31      10.83      13.01     10.85    11.62     12.22
  Leverage(6)                              6.61         6.68       6.40       6.93      6.20     6.63      6.72
ASSET QUALITY DATA
  Nonperforming loans                      $373         $371       $381       $349      $333     $256      $336
  Nonperforming assets                      421          425        431        400       379      340       500
  Allowance for loan losses                 900          870        900        870       876      830       803
  Net loan charge-offs                       77           67        293        195        99      109       213
  Nonperforming loans to
    period end loans                        .68%         .75%       .71%       .71%      .69%     .55%      .81%
  Nonperforming assets to
    period end loans plus OREO
    and other nonperforming assets          .77          .85        .81        .81       .78      .73      1.20
 Allowance for loan losses
    to nonperforming loans               241.29       234.50     236.22     249.28    263.15   324.27    238.69
  Allowance for loan losses
    to period end loans                    1.64         1.75       1.69       1.77      1.81     1.78      1.94
  Net loan charge-offs to
    average loans                           .58          .55        .57        .40       .21      .25       .54
RATIO OF EARNINGS TO FIXED CHARGES(7)
  Excluding deposit interest               2.02x        2.31x      2.24x      2.41x     2.42x    3.50x     4.15x
  Including deposit interest               1.50x        1.52x      1.53x      1.50x     1.46x    1.70x     1.69x
RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS(7)
  Excluding deposit interest               2.02x        2.31x      2.24x      2.38x     2.35x    3.34x     3.83x
  Including deposit interest               1.50x        1.52x      1.53x      1.49x     1.45x    1.68x     1.66x


(1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on bank and branch divestitures).

(2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions and gains on bank and branch divestitures) divided by taxable-equivalent net interest income.

(3) Excluding certain capital securities receiving Tier 1 treatment, these ratios at March 31, 1998, are 7.29% and 5.81%, respectively; at March 31, 1997, are 6.88% and 5.58%, respectively; at December 31, 1997, are 7.03% and 5.52%, respectively; and at December 31, 1996, are 7.22% and 5.88%, respectively. Capital Securities were not present prior to the fourth quarter of 1996.

(4) Key's Tier 1 capital consists of common shareholders' equity (excluding net unrealized gains or losses on securities, except for net unrealized losses on marketable equity securities), perpetual preferred stock and capital securities; less goodwill and other non-qualifying intangible assets.

(5) Key's total capital consists of Tier 1 capital, subordinated debt, qualifying preferred stock and the qualifying portion of the allowance for loan losses. At least half of a bank holding company's total capital is to be comprised of Tier 1 capital.

(6) The leverage ratio is defined as Tier 1 capital as a percentage of average quarterly total assets, less goodwill and other non-qualifying intangible assets. Guidelines of the Federal Reserve provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including assignment of the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

(7) Earnings represent consolidated income before income taxes and extraordinary item plus fixed charges. Fixed charges include consolidated interest expense (excluding or including interest on deposits, as the case may be), distributions on capital securities and the proportion deemed representative of the interest factor of rental expense, net of income from subleases.

TE=Taxable Equivalent

                                 USE OF PROCEEDS


      All of the proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The net proceeds to the Corporation from the sale of the Junior Subordinated Debentures will be used by the Corporation for general corporate purposes, which may include investments in, or extensions of credit to, the Corporation's subsidiaries, repurchases or redemptions of capital stock of the Corporation and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. Specific allocations of the proceeds to such purposes have not been made, although management has determined that funds should be borrowed at this time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.


                              ACCOUNTING TREATMENT

      For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation-obligated mandatorily redeemable preferred capital securities of subsidiary trusts holding solely debentures of the Corporation" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Corporation as of March 31, 1998, and as adjusted to give effect to the consummation of the offering of the Capital Securities. The following data should be read in conjunction with the consolidated financial statements of the Corporation, including the notes thereto, incorporated herein by reference.


                                                                      MARCH 31, 1998
                                                                 --------------------------
                                                                 OUTSTANDING       ADJUSTED
                                                                    (DOLLARS IN MILLIONS)
LONG-TERM DEBT
KeyCorp
   Senior medium-term notes due through 2005(1)                    $  469          $  469
   Subordinated medium-term notes due through 2005(2)                 182             182
   7.50% Subordinated notes due 2006                                  250             250
   6.75% Subordinated notes due 2006                                  200             200
   8.125% Subordinated notes due 2002                                 199             199
   8.00% Subordinated notes due 2004                                  125             125
   8.40% Subordinated notes due 1999                                   75              75
   8.404% Notes due 1997 through 2001                                  42              42
   All other long-term debt                                            14              14
                                                                   ------          ------
          Total KeyCorp                                             1,556           1,556
Subsidiaries
   Senior medium-term notes due through 2002(3)                     4,369           4,369
   Senior euro medium-term bank notes due through 2007(4)             864             864
   6.95% Subordinated notes due 2028                                  300             300
   7.25% Subordinated notes due 2005                                  200             200
   7.85% Subordinated notes due 2002                                  200             200
   6.75% Subordinated notes due 2003                                  200             200
   7.50% Subordinated notes due 2008                                  165             165
   7.125% Subordinated notes due 2006                                 250             250
   7.55% Subordinated notes due 2006                                   75              75
   7.375% Subordinated notes due 2008                                  70              70
   Lease financing debt due through 2003(5)                           496             496
   Federal Home Loan Bank Advances due through 2014                   264             264
   All other long-term debt                                            32              32
                                                                   ------          ------
          Total subsidiaries                                        7,485           7,485
                                                                   ------          ------
          Total long-term debt                                      9,041           9,041
CORPORATION-OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED CAPITAL SECURITIES OF SUBSIDIARY TRUSTS
  HOLDING SOLELY DEBENTURES OF THE CORPORATION
   7.826% Capital securities due 2026(6)                              350             350
   8.25% Capital securities due 2026(6)                               150             150
   6.625% Capital securities due 2029(6)                              250             250
   Floating Rate Capital securities due 2028(7)                      --               250
                                                                   ------          ------
          Total capital securities                                    750           1,000


SHAREHOLDERS' EQUITY
   Preferred stock, $1 par value; authorized
      25,000,000 shares, none issued                             --                 --
   Common Shares, $1 par value; authorized
      900,000,000 shares; issued 491,888,780 shares               492                492
   Capital surplus                                              1,284              1,284
   Retained earnings                                            4,743              4,743
   Loans to ESOP trustee                                          (42)               (42)
   Accumulated other comprehensive income                           8                  8
   Treasury stock, at cost (52,573,384 shares)                 (1,147)            (1,147)
                                                             --------           --------
          Total shareholders' equity                            5,338              5,338
                                                             --------           --------
          Total capitalization                               $ 15,129           $ 15,379
                                                             ========           ========


(1) The weighted average rate on the senior medium-term notes due through 2005 was 6.82%. These notes had a combination of both fixed and floating interest rates.

(2) The weighted average rate on the subordinated medium-term notes due through 2005 was 6.95%. These notes had a combination of both fixed and floating interest rates.

(3) The weighted average rate on the senior medium-term notes due through 2002 was 5.33%. These notes had a combination of both fixed and floating interest rates.

(4) The weighted average rate on the senior euro medium-term bank notes due through 2007 was 5.93%. These notes are obligations of KeyBank National Association and had fixed and floating interest rates based on the three-month London Interbank Offered Rate.

(5) The weighted average rate on the lease financing debt was 7.12% and represented primarily nonrecourse debt collateralized by lease equipment under operating, direct financing and sales type leases.

(6) On December 4, 1996, a subsidiary trust of the Corporation issued $350,000,000 of capital securities that mature on December 1, 2026. On December 30, 1996, a second subsidiary trust of the Corporation issued $150,000,000 of capital securities that mature on December 15, 2026. On May 30, 1997, a third subsidiary trust of the Corporation issued $250,000,000 of Coupon Adjusted Pass-Through Securities, Series A, that mature on June 1, 2029. Such capital securities have terms substantially identical to the Capital Securities offered hereby and accumulate distributions at a per annum rate of 7.826%, 8.25% and 6.625%, respectively, of the liquidation amount of $1,000 per capital security.


(7) As described herein, the sole assets of the Issuer Trust will be $___________ aggregate principal amount of Junior Subordinated Debentures, issued by the Corporation to the Issuer Trust. The Junior Subordinated Debentures will mature on June __, 2028. The Corporation owns all of the Common Securities of the Issuer Trust. It is anticipated that the Issuer Trust will not be subject to the reporting requirements under the Exchange Act.

                        DESCRIPTION OF CAPITAL SECURITIES

      Pursuant to the terms of the Trust Agreement, the Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other rights and privileges as described in the Trust Agreement. This summary of certain material provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL


      The Capital Securities will be limited to $250,000,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities". Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee".


DISTRIBUTIONS


      The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and each Capital Security will be entitled to a preference in Distributions payable at the Distribution Rate (as defined below) applied to the Liquidation Amount of $1,000, payable semi-annually in arrears on _______ and ___________ of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the ______ or __________, as the case may be, next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of initial issuance. The first Distribution Date for the Capital Securities will be _______, 1998. If any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. The period beginning on, and including _______, 1998, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution Period".

      "Business Day" means any day on which (a) commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London and, for purposes of the final paragraph of "--Payments and Paying Agency" only, in the relevant place of payment, and (b) the Corporate Trust Offices of the Property Trustee, the Debenture Trustee and the Guarantee Trustee a re open for business.

      Distribution Rate. The Distribution Rate in respect of the Capital Securities will be a floating rate per annum determined by reference to the three-month LIBOR, determined as described below, plus a margin of 0.__%. All results of the calculations set forth under this heading will be rounded upwards to the nearest 0.00001%.

      (i) At approximately 11:00 a.m. (London time) on each "Determination Date," which shall be the second day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London (or, for purposes of paragraph (iii)(B) below, New York) prior to the commencement of the Distribution Period for which such rate will apply, Goldman, Sachs & Co. or its successor in this capacity (the "Calculation Agent") will calculate the Distribution Rate for such Distribution Period as, subject to the provisions described below, the rate per annum equal to 0.__% above the rate appearing on the Dow Jones Telerate Page 3750 (or such other page as may replace that page on the Dow Jones Telerate Service) for three-month U.S. dollar deposits in the London interbank market on such Determination Date.

      (ii) If on any Determination Date an appropriate rate cannot be determined from the Dow Jones Telerate Service, the Distribution Rate for the next Distribution Period will be, subject to the provisions described below, the rate per annum that the Calculation Agent certifies to be 0.__% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London selected by the Calculation Agent (the "Reference Banks," which expression will include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits in the London interbank market as at 11:00 a.m. (London time) on such Determination Date.

      (iii)If on any Determination Date fewer than two of such offered rates are available, the Distribution Rate for the next Distribution Period will be the higher of:

      (A) the Distribution Rate in effect for the last preceding Distribution Period to which (i) or (ii) above applied; and

      (B) the Reserve Distribution Rate. The "Reserve Distribution Rate" will be the rate per annum which the Calculation Agent determines to be 0.__% per annum above either (I) the arithmetic mean of the U.S. dollar offered rates which New York City banks selected by the Calculation Agent are or were quoting, on the relevant Determination Date, for three-month deposits to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made, or (II) in the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which New York City banks selected by the Calculation Agent are or were quoting on such Determination Date to leading European banks for a period of three months; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Distribution Rate will be the Distribution Rate specified in (A) above.

      Determination of Distribution Rate and Calculation of Distribution Amount. The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Determination Date, determine the Distribution Rate and calculate the amount of Distributions payable in respect of the following Distribution Period (the "Distribution Amount"). The Distribution Amount shall be calculated by (1) applying the Distribution Rate to the Liquidation Amount of each Capital Security outstanding at the commencement of the Distribution Period, multiplying each such amount by the actual number of days in such Distribution Period (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and (2) rounding such quotient upwards to the nearest cent (half a cent being rounded upwards). The determination of the Distribution Rate and the Distribution Amount by the Calculation Agent will (absent manifest error) be final and binding on all parties.

      Notification of Distribution Rate, Distribution Amount and Distribution Date. The Calculation Agent will notify the Property Trustee, each Paying Agent appointed by the Issuer Trust and the Holders of the Distribution Rate, the Distribution Amount in respect of each Capital Security and the Distribution Date for each Distribution Period, in each case as soon as possible after the determination thereof but in no event later than the second Business Day of the relevant Distribution Period. The Distribution Amount and Distribution Date may subsequently be amended without notice in the event of an extension or shortening of such Distribution Period.

      Calculation Agent. So long as any of the Capital Securities remain outstanding, there will at all times be a Calculation Agent. If the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or the Calculation Agent fails duly to establish the Distribution Rate for any Distribution Period, the Issuer Trust will appoint the London office of some other leading bank engaged in the London interbank market to act in its place. The Calculation Agent may not resign its duties without a successor having so been appointed.

      Certificates to be Final. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Capital Securities, whether by the Reference Banks (or any of them) or the Calculation Agent, will (absent manifest error) be binding on the Issuer Trust, the Corporation, the Calculation Agent and all of the holders of the Capital Securities, and no liability will (absent manifest error) attach to the Calculation Agent in connection with the performance by it of its duties.

      Deferral of Distributions. So long as no Debenture Event of Default has occurred and is continuing, the Corpora tion has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the Distribution Rate, compounded semi-annually from the relevant payment date for such Distributions, computed as described above under "--Determination of Distribution Rate and Calculation of Distribution Amount". The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, including, without limitation, the Corporation's 7.826% Junior Subordinated Debentures, the Corporation's 8.25% Junior Subordinated Debentures and the Corporation's CAPS Debentures (other than (a) repur chases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholders' rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".


      The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.


      The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Junior Subordinated Debentures". If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts owing in respect of the Capital Securities. The payment of Distributions (if and to the extent the Issuer Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee".


REDEMPTION


      Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Capital Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

      The Corporation has the right to redeem the Junior Subordinated Debentures, (i) on or after ___________, 2008, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Capital Treatment Event (each as defined below). A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.


      The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning ___________:

                                                      REDEMPTION
                                   YEAR                  PRICE
                                   ----                  -----
                                  2008
                                  2009
                                  2010
                                  2011
                                  2012
                                  2013
                                  2014
                                  2015
                                  2016
                                  2017

and at 100% on or after ___________, 2018.


      The Redemption Price following a Tax Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on ___________, 200_, together with the present values of scheduled payments of interest from the Redemption Date to ___________, 200_ (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.


      "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 1.25% if such Redemption Date occurs on or before ___________, 1998 or (ii) 0.50% if such Redemption Date occurs after
___________, 1998.

      "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the applicable Federal Reserve capital adequacy guidelines, as then in effect.

      "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after ___________, 200_, the two most closely corresponding United

States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

      "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.


      "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

      "Quotation Agent" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.


      "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.


      "Tax Event" means the receipt by the Corporation and the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Corporation or the Issuer Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the Issue Date, there is more than an insubstantial risk that:
(i) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes; or (iii) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) and (iii) being referred to herein as an "Adverse Tax Consequence"). See "Certain Federal Income Tax Consequences--Possible Tax Law Changes".


      "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      Payment of Additional Sums. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all of the Junior Subordinated Debentures, the Corporation will pay Additional Sums, if any (as defined below), on the Junior Subordinated Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES


      Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

      If the Property Trustee gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of beneficial interests in the Capital Securities. See "--Book Entry Issuance". If the Capital Securities are no longer held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, the United States federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $_____ or an integral multiple of $_____ in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $_____. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

      Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay amounts in respect of Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.


      In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures--Debenture Events of Default". Until any such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of such Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON TERMINATION

      The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.


      The Corporation, as Depositor, has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Reserve Bank that, so long as the Corporation (or an affiliate) is a holder of Common Securities, the Corporation will not exercise its right to dissolve the Issuer Trust without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.


      Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation as the holder of the Common Securities; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the Corporation); (iii) redemption of all of the Capital Securities as described under "--Redemption"; or (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.


      If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. Notwithstanding the foregoing sentence, the holder(s) of the

Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amount in respect of Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.

      After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented for transfer or reissuance to the securities registrar for the Trust Securities.

      If the Corporation does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

      There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

      Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

           (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

           (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

           (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

           (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrative Trustees, unless such Event of Default has been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.


      If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amount in respect of Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of Capital Securities. See "--Subordination of Common Securities," "--Liquidation Distribution upon Termination" and "Description of Junior Subordinated Debentures--Debenture Events of Default".


      The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

      Unless a Debenture Event of Default has occurred and is continuing, an Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

      Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

      Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

      The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures; (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect; (v) such successor entity has a purpose substantially identical to that of the Issuer Trust; (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and (vii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

      Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

      The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment shall not adversely affect the interests of holders of Trust Securities in any material respect, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or will be classified as a grantor trust at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, that any such action does not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement will become effective when notice of such amendments is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being an association that is taxable as a corporation or being a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Issuer Trustees will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

      Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

      No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK ENTRY ISSUANCE

      DTC will act as securities depositary for all of the Capital Securities. The Capital Securities will be issued initially as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC.

      DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, except in the event that use of the book-entry system for the Capital Securities of the Trust is discontinued.

      DTC has no knowledge of the actual Beneficial Owners of the Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Redemption notices shall be sent to Cede & Co. as the registered holder of the Capital Securities. If less than all of the Capital Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

      Although voting with respect to the Capital Securities is limited to the holders of record of the Capital Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distribution payments on the Capital Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities at any time by giving reasonable notice to the Property Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Securities certificates representing such Capital Securities are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Capital Securities will be printed and delivered. Except as provided herein, a Beneficial Owner of an interest in a global Capital Securities certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer Trust or the Corporation believe to be accurate, but the Issuer Trust and the Corporation assume no responsibility for the accuracy thereof. None of the Issuer Trustees, the Issuer Trust or the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PAYMENT AND PAYING AGENCY

      Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Issuer Trust's Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the Register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrative Trustees) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

      The Property Trustee will act as registrar and transfer agent for the Capital Securities.

      Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of its Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


      For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Corporation, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee".


GOVERNING LAW

      The Trust Agreement and the Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware.

MISCELLANEOUS

      The Administrative Trustees and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

      Holders of Capital Securities have no preemptive or similar rights.

      The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The Junior Subordinated Debentures are to be issued under the Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain material terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL


      Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest, accruing from the date of initial issuance, at the Interest Rate (as defined below) applied to the principal amount thereof, payable semi-annually in arrears on ________ and ________ of each year (each, an "Interest Payment Date"), commencing ________ , 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the ________ and ________ next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The period beginning on, and including, _______, 1998, and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period". The Interest Rate and the amount of interest payable in respect of each Interest Period will be calculated by Goldman, Sachs & Co. or its successor in this capacity, in the same manner as the Distribution Rate and Distribution Amount in respect of each Distribution Period, as described under "Description of Capital Securities--Distributions". If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Interest Rate calculated as set forth above compounded semi-annually. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Junior Subordinated Debentures will mature on the Stated Maturity date, ________, 2028. Such maturity may be shortened by the Corporation in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment

Event as described under "--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event".


      The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Corporation's bank and nonbank subsidiaries upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. See "KeyCorp". The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Corporation, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination".



      Under certain circumstances involving the dissolution of the Issuer Trust following the occurrence of a Tax Event or a Capital Treatment Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Issuer Trust. See "Description of Capital Securities--Redemption" and "--Distribution of Junior Subordinated Debentures".



OPTION TO EXTEND INTEREST PAYMENT PERIOD

      So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the Interest Rate, compounded semi-annually and calculated as described under "--General" above, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".


      During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, including, without limitation, the 7.826% Junior Subordinated Debentures, the 8.25% Junior Subordinated Debentures and the CAPS Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholders' rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

REDEMPTION


      The Junior Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Corporation (i) on or after ________, 2008, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Capital Treatment Event (each as defined under "Description of Capital Securities--Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.


      The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15:

                                                              REDEMPTION
                            YEAR                                 PRICE

                            2008                                     %
                            2009
                            2010
                            2011
                            2012
                            2013
                            2014
                            2015
                            2016
                            2017

and at 100% on or after ________, 2018.

      The Redemption Price for Junior Subordinated Debentures following a Tax Event or Capital Treatment Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of Capital
Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS


      The Corporation has covenanted in the Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and
(ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities--Redemption".


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

      As described under "Description of Capital Securities--Liquidation Distribution upon Termination," under certain circumstances involving the dissolution of the Issuer Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law. If distributed to holders of Capital Securities, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If Junior Subordinated Debentures are distributed to the holders of Capital Securities in exchange therefor upon liquidation of the Issuer Trust, the Corporation will use its best efforts to include the Junior Subordinated Debentures on such stock exchanges or automated quotation system, if any, on which the Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

CONDITIONAL RIGHT TO SHORTEN MATURITY OR REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT


      If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of the Issuer Trust and the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer Trust, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Tax Event or Capital Treatment Event Redemption") would continue to exist, (ii) in the reasonable determination of the Corporation, there would in all cases, after effecting the termination of the Issuer Trust and distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer Trust, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the equivalent thereof, if applicable) or (iii) the Junior Subordinated Debentures are not held by the Issuer Trust, then the Corporation shall have the right (a) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than June __, 2028 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes, or (b) if either (x) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after affecting a Maturity Advancement, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the equivalent thereof, if applicable) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a Redemption Price equal to the Make-Whole Amount. See "Description of Capital Securities--Liquidation Distribution upon Termination" and "--Redemption" and "Description of Junior Subordinated Debentures--General" and "--Redemption". See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes".


      Holders of Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

      The Junior Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as contemplated in this Prospectus, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates.


      A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.



      Payments on Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each semi-annual period. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Book Entry Issuance".


RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE CORPORATION

      The Corporation has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, including, without limitation, the 7.826% Junior Subordinated Debentures, the 8.25% Junior Subordinated Debentures and the CAPS Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction theretofore entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholder rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) that the Corporation has not taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.


      The Corporation has covenanted in the Indenture (i) to continue to hold directly or indirectly 100% of the Common Securities of the Issuer Trust, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate or liquidate the Issuer Trust, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to be classified as not an association taxable as a corporation and as a grantor trust for United States federal income tax purposes. In addition, the Corporation has committed to the Reserve Bank that, so long as the Corporation is the holder of the Common Securities, the Corporation will not voluntarily terminate or liquidate the Issuer Trust without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

MODIFICATION OF INDENTURE

      From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the provisions of the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

      As defined in the Indenture, any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

           (i) failure for 30 days to pay any interest on such Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

           (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

           (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

           (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.


      For purposes of the Trust Agreement and this Prospectus, each such Event of Default is referred to as a "Debenture Event of Default". As described in "Description of Capital Securities--Events of Default; Notice" the occurrence of a Debenture Event of Default will also constitute an Event of Default with respect to the Capital Securities.


      The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures may declare the principal due immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of at least a majority in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate outstanding Liquidation Amount of the Capital Securities shall have such right.


      The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. See "--Modification of Indenture". Should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.


      If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

      If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a Direct Action against the Corporation for enforcement of payment to such holder of an amount equal to the amount payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Corporation will have the right under the Indenture to set off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.


      The holders of the Capital Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities--Events of Default; Notice".


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Indenture provides that the Corporation may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations in respect of the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Indenture are satisfied.

      The provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

      The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

      The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

      As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. As used herein, "Senior Subordinated Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Junior Subordinated Debentures, the 7.826% Junior Subordinated Debentures, the 8.25% Junior Subordinated Debentures, the CAPS Debentures or any subordinated debt securities issued in the future with substantially similar subordination terms. Senior Debt does not include Senior Subordinated Debt or the Junior Subordinated Debentures.


      As used herein, "Senior Indebtedness" shall include (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts (as defined below) of Senior Subordinated Debt. As of March 31, 1998, the Corporation had approximately $1.14 billion of Senior Indebtedness outstanding.


      As used herein, "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

      In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

      In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior

Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

      The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The Debenture Trustee, other than during the continuance of a default by the Corporation in performance of its obligations under the Indenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Corporation or its subsidiaries relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with Bankers Trust Company.

GOVERNING LAW

      The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.


                            DESCRIPTION OF GUARANTEE

      The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as Guarantee Trustee. This summary of certain material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee. A copy of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

      The Corporation will irrevocably agree to pay in full on a subordinated and junior basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

      The Guarantee will be an irrevocable guarantee on a subordinated and junior basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.


      If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "--Status of the Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are also various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants under the Guarantee should look only to the assets of the Corporation for payments thereunder. See "KeyCorp". The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

      The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement".


STATUS OF THE GUARANTEE

      The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

      The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT


      Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreement". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the outstanding Capital Securities.


EVENTS OF DEFAULT

      An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any registered holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

      The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default under the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


      For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Corporation, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee".


TERMINATION OF THE GUARANTEE

      The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable in respect of Capital Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

      The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              THE EXPENSE AGREEMENT

      Pursuant to an Agreement as to Expenses and Liabilities entered into by the Corporation under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of Trust Securities of the amounts due such holders pursuant to the terms of the Trust Securities. The Expense Agreement will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Guarantee and the Junior Subordinated Debentures.


                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                THE JUNIOR SUBORDINATED DEBENTURES, THE GUARANTEE
                            AND THE EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE


      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee". Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of the Corporation's obligations under the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.


      The obligations of the Corporation under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

      As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable in respect of the Capital Securities, primarily because
(i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities;
(iii) the Corporation will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

      Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES


      A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee".

      A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures-- Subordination".


LIMITED PURPOSE OF ISSUER TRUST

      The Capital Securities represent a preferred undivided beneficial interest in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Corporation payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Corporation under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION


      Upon any voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust, other than any such dissolution, winding up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities) under the Expense Agreement, the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States,
(ii) a corporation organized under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust (collectively, a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, and traders in securities that elect to mark to market, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

      The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Issuer Trust. This summary is based upon the Code, Treasury Regula tions, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, a decision by the Tax Court in the Enron Corporation case could adversely affect the Corporation's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE ISSUER TRUST

      Under current law and assuming compliance with the terms of the Trust Agreement and the Indenture, the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

      Under Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance. The following discussion will assume that unless and until the Corporation exercises its option to defer any payment of interest, the Junior Subordinated Debentures will not be treated as issued with OID.

      Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

      The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation herein.

      Because income on the Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

      Subsequent uses of the term "interest" in this summary shall include income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO SECURITYHOLDERS


      Under current law, a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities--Liquidation Distribution upon Termination" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer Trust were to occur because the Issuer Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Issuer Trust would be a taxable event to the Issuer Trust and each Securityholder, and the Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer Trust. A Securityholder will include interest in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "--Interest Income and Original Issue Discount".

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

      A Securityholder that sells Capital Securities (including a redemption for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent such amount realized is characterized as a payment in respect of accrued but unpaid interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

      Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinate Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Securityholder will add such amount to its adjusted tax basis in the Capital Securities. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

      The amount of interest income paid or accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

      It is anticipated that income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES


      Prospective investors should be aware that Enron Corporation has filed a petition with the United States Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption". Prospective investors should also be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures or the Corporation. Such changes could also give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities.



                          CERTAIN ERISA CONSIDERATIONS


      Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA") (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.


      Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

      Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Corporation.

      Certain transactions involving the Issuer Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its banking or other subsidiaries), extensions of credit between the Corporation and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because the Capital Securities may be deemed to be equity interests in the Issuer Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in a Plan Asset Entity or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

      DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE CAPITAL SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL CONSEQUENCES IF THE ASSETS OF THE ISSUER TRUST WERE DEEMED TO BE "PLAN ASSETS" AND THE AVAILABILITY OF EXEMPTIVE RELIEF UNDER PTCE 96-23, 9560, 91-38, 90-1 OR 84-14 OR ANY OTHER APPLICABLE EXEMPTION.

                             VALIDITY OF SECURITIES


      Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Corporation and the Issuer Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Corporation by the General Counsel or Associate General Counsel of the Corporation authorized to render such opinions ("Corporation Counsel"), and for the Underwriters by Sullivan & Cromwell, New York, New York. Corporation Counsel will rely upon the opinion of Sullivan & Cromwell as to matters of New York law and upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law. Sullivan & Cromwell will rely upon the opinion of Corporation Counsel as to matters of Ohio law and upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law. Sullivan & Cromwell regularly perform legal services for the Corporation and its subsidiaries. As of the date hereof, the General Counsel and the Associate General Counsel of the Corporation currently authorized to render the aforementioned opinion on behalf of the Corporation each owned approximately 53,500 and 16,000 shares, respectively, of the Corporation's common stock, including shares held under options that are immediately exercisable.


      Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel to the Corporation and the Issuer Trust.


                                     EXPERTS


      The consolidated financial statements of KeyCorp and subsidiaries incorporated by reference in KeyCorp's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


      With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1998 and 1997, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in KeyCorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                  UNDERWRITING


      Subject to the terms and conditions of an underwriting agreement between the Underwriters, the Issuer Trust and the Corporation (the "Underwriting Agreement"), the Corporation and the Issuer Trust have agreed that the Issuer Trust will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Issuer Trust, the respective number of Capital Securities set forth opposite its name below:

                                                              NUMBER OF CAPITAL
                     UNDERWRITER                                 SECURITIES
Goldman, Sachs & Co...................................
Key Capital Markets, Inc..............................
J.P. Morgan Securities Inc............................
Morgan Stanley & Co. Incorporated.....................
Salomon Brothers Inc..................................
           Total......................................


      Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Capital Securities offered hereby, if any are taken.

      The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $____ per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $___ per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

      In view of the fact that the proceeds from the sale of the Capital Securities will ultimately be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as compensation (the "Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount of $____ per Capital Security for the accounts of the several Underwriters.

      The Corporation and the Issuer Trust have agreed that, during a period of 45 days from the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any Capital Securities, any other beneficial interests in the Issuer Trust, or any preferred securities or any other securities of the Issuer Trust or the Corporation that are substantially similar to the Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either the Issuer Trust or the Corporation, without the prior written consent of the Underwriters, except for the Capital Securities offered in connection with this offering.

      The Capital Securities are a new issue of securities with no established trading market. Each of the Underwriters, except Key Capital Markets, Inc., have advised the Corporation and the Issuer Trust that they intend to, and by Key Capital Markets, Inc. that it may, make a market in the Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

      In connection with the offering, the Underwriters may purchase and sell the Capital Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Capital Securities; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Capital Securities than they are required to purchase from the Corporation in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriters if such Capital Securities are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Capital Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

      The Corporation and the Issuer Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

      Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

      The offering is being conducted in accordance with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") . Offers and sales of Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act; (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act or (iii) individual "accredited investors", as defined in Rule 501(a)(4)-(6) under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. In addition, NASD members may not confirm sales of Capital Securities to any accounts over which they exercise a discretionary authority without the prior specific written approval by the customer.

      Key Capital Markets, Inc. is a wholly owned subsidiary of the Corporation and an affiliate of the Issuer Trust and may be participating in the distribution of the Capital Securities. This Prospectus may be used by Key Capital Markets, Inc., an affiliate of the Corporation, in connection with offers and sales related to market-making transactions in the Capital Securities effected from time to time after the commencement of the offering to which this Prospectus relates. Key Capital Markets, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

-------------------------------------------------------------------------------


      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUER TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ---------------------


                            TABLE OF CONTENTS

                                                                  Page

Incorporation of Certain Documents by Reference.....................4
Cautionary Statement Regarding Forward-Looking
      Information...................................................4
Available Information...............................................5
Summary.............................................................6
Risk Factors.......................................................10
KeyCorp............................................................16
KeyCorp Capital I..................................................19
Selected Consolidated  KeyCorp Financial Data......................19
Use of Proceeds....................................................22
Accounting Treatment...............................................22
Capitalization.....................................................23
Description of Capital Securities..................................25
Description of Junior Subordinated Debentures......................41
Description of Guarantee...........................................51
The Expense Agreement..............................................55
Relationship Among the Capital Securities, the Junior
      Subordinated Debentures, the Guarantee and the
      Expense Agreement............................................55
Certain Federal Income Tax Consequences............................57
Certain ERISA Considerations.......................................60
Validity of Securities.............................................62
Experts............................................................62
Underwriting......................................................U-1

==============================================================================






                                  $250,000,000

                               KEYCORP CAPITAL I

                        FLOATING RATE CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                    KEYCORP

                              GOLDMAN, SACHS & CO.

                           KEY CAPITAL MARKETS, INC.
                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY




-------------------------------------------------------------------------------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Registration fee under the Securities Act of 1933, as amended .....     $ 73,750
Blue Sky fees and expenses (including counsel fees) ...............        5,000
Fees of rating agencies ...........................................      100,000
Trustees' fees and expenses .......................................        8,000
Printing fees and expenses ........................................       50,000
Accounting fees and expenses ......................................       20,000
Legal fees and expenses ...........................................       25,000
Miscellaneous .....................................................       25,000
                                                                        --------
      Total .......................................................     $306,750
                                                                        ========


----------------------------

*     All the above amounts, except the Registration Fee, are estimated.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

      Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

      Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

      The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

      Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

      KeyCorp is a party to agreements with, respectively, Robert W. Gillespie and Henry L. Meyer III, and KeyCorp is party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of old KeyCorp with and into Society), pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

      Under the Amended and Restated Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer and any predecessor Trustees, and to hold such Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith or their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement, each of which is an exhibit to this Registration Statement.

      Reference is made to the indemnity provisions in the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

ITEM 16.   EXHIBITS.

      Reference is made to the Exhibit Index filed herewith.

ITEM 17.   UNDERTAKINGS.

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of a Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against such public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each of the undersigned Registrants hereby also undertakes:

      (1) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (2) that, for the purposes of determining any liability under the Securities Act:

           (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of the 16th day of June, 1998.




                                     KEYCORP




                                             By: /s/ DANIEL R. STOLZER
                                                -----------------------------
                                                  Daniel R. Stolzer
                                                  Vice President and
                                                  Associate General Counsel


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW.




              Signature                                  Capacity
              ---------                                  --------


   *ROBERT W. GILLESPIE                Chairman-of-the-Board,-President,
-------------------------------------- Chief Executive Officer and Director
    Robert W. Gillespie                (Principal Executive Officer)


   *K. BRENT SOMERS                    Senior-Executive-Vice-President-and
-------------------------------------- Chief Financial Officer (Principal
    K. Brent Somers                    Financial Officer)

   *LEE G. IRVING                      Executive-Vice-President-and-Chief
-------------------------------------- Accounting Officer (Principal
    Lee G. Irving                      Accounting Officer)


   *CECIL D. ANDRUS                    Director
--------------------------------------
    Cecil D. Andrus


   *WILLIAM G. BARES                   Director
--------------------------------------
    William G. Bares


   *ALBERT C. BERSTICKER               Director
--------------------------------------
    Albert C. Bersticker


   *CAROL A. CARTWRIGHT                Director
--------------------------------------
    Carol A. Cartwright


   *THOMAS A. COMMES                   Director
--------------------------------------
    Thomas A. Commes

              Signature                                        Capacity
              ---------                                        --------


   *KENNETH M. CURTIS                     Director
---------------------------------------
    Kenneth M. Curtis

   *JOHN C. DIMMER                        Director
---------------------------------------
    John C. Dimmer

   *STEPHEN R. HARDIS                     Director
---------------------------------------
    Stephen R. Hardis

   *HENRY S. HEMINGWAY                    Director
---------------------------------------
    Henry S. Hemingway

   *CHARLES R. HOGAN                      Director
---------------------------------------
    Charles R. Hogan

   *DOUGLAS J. MCGREGOR                   Director
---------------------------------------
    Douglas J. McGregor

                                          Director
---------------------------------------
    Henry L. Meyer III

   *STEVEN A. MINTER                      Director
---------------------------------------
    Steven A. Minter

   *M. THOMAS MOORE                       Director
---------------------------------------
    M. Thomas Moore

   *RICHARD W. POGUE                      Director
---------------------------------------
    Richard W. Pogue

                                          Director
---------------------------------------
    Ronald B. Stafford

   *DENNIS W. SULLIVAN                    Director
---------------------------------------
    Dennis W. Sullivan

   *PETER G. TEN EYCK, II                 Director
---------------------------------------
    Peter G. Ten Eyck, II


                                               *By: /s/ DANIEL R. STOLZER
                                                    ------------------------
                                                        Daniel R. Stolzer
                                                       Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of the 16th day of June, 1998.

                                              KEYCORP CAPITAL I

                                              BY:  KEYCORP, AS DEPOSITOR

                                              By:  /s/ DANIEL R. STOLZER
                                                 --------------------------
                                              Daniel R. Stolzer
                                              Vice President and
                                              Associate General Counsel

                                  EXHIBIT INDEX



Exhibit                                  Description of Exhibit
-------                                  ----------------------

1        Form of Underwriting Agreement


4(a) Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as Debenture Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-4, Commission No. 333-19151 and 333-19151-01)

4(b)     Certificate of Trust of KeyCorp Capital I, dated as of June 2, 1998*

4(c)     Trust Agreement of KeyCorp Capital I, dated as of June 2, 1998*

4(d) Form of Amended and Restated Trust Agreement of KeyCorp Capital I (including the related form of Expense Agreement)

4(e)     Form of Capital Security Certificate (included in Exhibit 4(d))

4(f)     Form of Guarantee Agreement

5(a) Opinion of Daniel R. Stolzer, Esq., as to validity of the Junior Subordinated Debentures and the Guarantee

5(b) Opinion of Richards, Layton & Finger, P.A., as to validity of the Capital Securities

8        Opinion of Sullivan & Cromwell as to certain federal income tax matters

12(a)    Computations of Consolidated Ratios of Earnings to Fixed Charges

15       Acknowledgment Letter of Independent Auditors

23(a)    Consent of Ernst & Young LLP

23(b)    Consent of Daniel R. Stolzer, Esq. (Included in Exhibit 5(a))

23(c)    Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5(b))

23(d)    Consent of Sullivan & Cromwell (Included in Exhibit 8)

24       Powers of Attorney **

25 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Indenture, under the Amended and Restated Trust Agreement, and under the Guarantee for the benefit of holders of Capital Securities

---------------
*     Previously filed.

** Certain Powers of Attorney have been previously filed and an additional Power of Attorney is being filed herewith.